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                                                                    EXHIBIT 10.1



                              MANAGEMENT AGREEMENT

THIS AGREEMENT effective as of the 1st day of June, 1999 (the "Effective Date").

BETWEEN:

               SMARTIRE USA INC., a company duly incorporated pursuant to the laws of Delaware, U.S.A. having an office at 6 Otis Park Drive, Bourne, MA, USA 02532

               (hereinafter referred to as the "Company")

                                                               OF THE FIRST PART

AND:

               MARK DESMARAIS, businessman, of 5 Volunteer Rd., East Sandwich, MA, USA, 02537

               (hereinafter referred to as the "Manager")

                                                              OF THE SECOND PART

AND:

               SMARTIRE SYSTEMS INC., a company duly incorporated pursuant to the laws of the Province of British Columbia, having an office at 150 - 13151 Vanier Place, Richmond, British Columbia, V6V 2J1

               (hereinafter referred to as "SmarTire")

                                                               OF THE THIRD PART

RECITALS

WHEREAS SmarTire has requested the assistance of the Manager in providing certain management services to the Company and SmarTire, as hereinafter described;

WHEREAS the Manager has agreed to provide such assistance and services to the Company and SmarTire in accordance with the terms and conditions herein set forth;

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants set forth below, the parties hereto agree as follows:

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1.       DUTIES AND DEVOTION OF TIME

1.1 Duties. During the term of this Agreement the Manager shall be responsible for the duties contained in Schedule "A" attached hereto and incorporated herein by this reference (the "Duties").

1.2 Devotion of Time. The parties hereto acknowledge and agree that the work of the Manager is and shall be of such a nature that regular hours may not be sufficient and occasions may arise whereby the Manager shall be required to work more than eight (8) hours per day and/or five (5) days per week. The Manager agrees that the consideration set forth herein shall be in full and complete satisfaction for such work and services, regardless of when and where such work and services are performed. The Manager further releases SmarTire and the Company from any claims for overtime pay or other such compensation which may accrue to the Manager. Notwithstanding the foregoing, SmarTire and the Company agree that so long as the Manager properly discharges his duties hereunder, the Manager may devote the remainder of his time and attention to other non-competing business and personal pursuits.

1.3 Business Opportunities the Property of the Company. The Manager agrees to communicate immediately to SmarTire all business opportunities, inventions and improvements in the nature of the business of SmarTire or the Company which, during the term of this Agreement, the Manager may conceive, make or discover, become aware of, directly or indirectly, or have presented to him in any manner which relates in any way to SmarTire or the Company, either as they are now or as they may develop, and such business opportunities, inventions or improvements shall become the exclusive property of SmarTire without any obligation on the part of the Company or SmarTire to make any payments therefor in addition to the salary and benefits herein described to the Manager.

1.4 No Personal Use. The Manager shall not use any of the work the Manager shall perform for the Company or SmarTire for any personal purposes without first obtaining the prior written consent of SmarTire.

2        SALARY, BONUSES AND BENEFITS

2.1 Salary. In consideration of the Manager providing the services referred to herein, SmarTire agrees to pay the Manager an annual base salary (the "Annual Base Salary") of one hundred sixty nine thousand six hundred U.S. dollars ($169,600) less applicable deductions, payable bi-weekly, plus incentive compensation as set out below, subject to increase as from time to time approved by the Board of Directors of SmarTire.

2.2 Benefits. SmarTire shall provide, maintain and pay for:

        (a) medical and dental insurance for the Manager and his immediate family as is provided by SmarTire's medical services plan or an equivalent plan;

        (b) such extended health and other benefits for the Manager and his immediate family as are provided to senior management employees of SmarTire, subject to the eligibility of the Manager; and

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2.3 Incentive Compensation and Stock Options. Within one hundred eighty (180)
days of the Effective Date, the SmarTire Board of Directors will approve and implement an incentive compensation plan for the senior management of SmarTire and its subsidiaries, including therein a policy regarding the granting of stock options. The Manager will participate as a member of the Compensation Committee of the Board of Directors in recommending that plan to the Board of Directors and will participate in that plan when approved and implemented by the SmarTire Board of Directors.

2.4 Payment in Cash or Shares. All payments payable by the Company or SmarTire to the Manager, including the Annual Base Salary and reimbursement of expenses under Section 4.1 hereof, shall be payable in cash or, at the election of the Manager, and subject to the approval of the regulatory authorities, such will be paid in whole or in part in common shares in the capital stock of SmarTire ("Remuneration Shares"), issued at the 10 day average closing price (for the 10 days prior to the Manager's election) of SmarTire's common shares on any stock exchange or quotation system upon which SmarTire's common shares are listed for trading.

2.5 Registration of Performance Bonus Shares. To ensure that any shares issued to the Manager under paragraph 2.4 of this Agreement are freely tradable, SmarTire shall register with the SEC any such shares issued. Upon or as soon as is practical after the issuance of such shares, SmarTire shall file a form S-8 or other appropriate form with the United States Securities and Exchange Commission (the "SEC") to effect registration.

2.6 Incentive Stock Options. The Manager acknowledges that prior to execution of this Agreement SmarTire executed an incentive stock option agreement for the right for the Manager to purchase up to seventy-five thousand (75,000) common shares in the capital of SmarTire, with options to acquire up to fifteen thousand (15,000) common shares vesting on execution of the Stock Option Agreement which grants the options and on each of the first, second, third and fourth anniversaries of such Agreement, all subject to regulatory approval.

2.7 Signing Bonus. In consideration of the Manager entering into this Agreement, SmarTire agrees to pay the Manager a signing bonus of ten thousand (10,000) common shares (the "Signing Bonus Shares") in the capital of SmarTire. The Signing Bonus Shares shall be paid within ten (10) days of the execution of this Agreement by all parties hereto. The Manager acknowledges that the Signing Bonus Shares will be subject to a one year hold period; however, SmarTire will add registration of the Signing Bonus Shares to any other share registration that SmarTire may file with the SEC during the year. The Manager further acknowledges that prior to the execution of this Agreement SmarTire paid to the Manager a signing cash bonus of twenty five thousand U.S. dollars ($25,000 U.S.).

3        VACATION

3.1 Entitlement to Vacation. The Company and SmarTire acknowledge that the Manager shall be entitled to an annual vacation of four (4) weeks. The Manager shall use his best efforts to ensure that such vacation is arranged with SmarTire in advance such that his vacation does not unduly affect the operations of SmarTire or the Company.


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3.2 Increase in Vacation. The period set out in Section 3.1 above may be increased from time to time as mutually agreed to by the Manager and the SmarTire Board of Directors.

4        REIMBURSEMENT OF EXPENSES

4.1 Reimbursement of Expenses. The Manager shall be reimbursed for all reasonable out-of-pocket expenses incurred by the Manager in or about the execution of the Duties contained herein, including without limiting the generality of the foregoing, all reasonable travel and promotional expenses payable or incurred by the Manager in connection with the Duties under this Agreement. All payments and reimbursements shall be made within two (2) weeks of submission by the Manager of vouchers, bills or receipts for such expenses.

5        CONFIDENTIAL INFORMATION

5.1 Confidential Information. The Manager shall not, either during the term of this Agreement or under the provisions of section 5.3, without specific consent in writing, disclose or reveal in any manner whatsoever to any other person, firm or corporation, nor will he use, directly or indirectly, for any purpose other than the purposes of the Company and SmarTire, the private affairs of the Company or SmarTire or any confidential information which he may acquire during the term of this Agreement with relation to the business and affairs of the directors and shareholders of the Company or SmarTire, unless the Manager is ordered to do so by a court of competent jurisdiction or unless required by any statutory authority.

5.2 Non-Disclosure Provisions. The foregoing provision shall be subject to the further non-disclosure provisions contained in Schedule "B" attached hereto and incorporated hereinafter by this reference.

5.3 Provisions Survive Termination. The provisions of this section shall survive the termination of this Agreement for a period of three years.

6        TERM

6.1 Term. This Agreement shall remain in effect until terminated in accordance with any of the provisions contained in this Agreement.

7        TERMINATION

7.1 Termination by Manager. Notwithstanding any other provision contained herein, the parties hereto agree that the Manager may terminate this Agreement, with or without cause, by giving ninety (90) days' written notice of such intention to terminate.

7.2 Resignation or Cessation of Duties. In the event that the Manager ceases to perform all of the Duties contained herein, other than by reason of the Manager's death or disability, or if the Manager resigns unilaterally and on his own initiative from all of his positions this Agreement shall be deemed to be terminated by the Manager as of the date of such cessation of Duties or such resignation, and the Company and SmarTire shall have no further obligations under Section 2 hereof.


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7.3 Termination by Company. The Company may terminate this agreement at any time for just cause without further obligation. In the event of termination for any reason other than for just cause, the Company, at its option, will either (a) continue to pay the salary under Clause 2.1 and provide the benefits under Clauses 2.2 until one year from the date of termination or (b) pay one year's salary under Clause 2.1 in lieu of notice. Any stock options that have been granted but that have not yet vested shall immediately vest at the date of the final payment, and may be exercised for a period of 30 days only after the final payment.

7.4 Death. In the event of the death of the Manager during the term of this Agreement, this Agreement shall be terminated as of the date of such death, and the Manager's spouse, if living, or surviving children shall be entitled to the termination allowance stated in Section 7.3 hereof.

7.5 Disability. In the event that the Manager will during the term of this Agreement by reason of illness or mental or physical disability or incapacity be prevented from or incapable of performing the Duties hereunder, then the Manager shall be entitled to receive the remuneration provided for herein at the rate specified hereinbefore for the period during which such illness, disability or incapacity will continue, but not exceeding six (6) successive months. If such illness, disability or incapacity continues or will continue for a period longer than six (6) successive months, then this Agreement may, at the option of the Directors of SmarTire, forthwith be terminated, and the Manager shall be entitled to the termination allowance stated in Section 7.3 hereof.

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7.6 Termination Payments. Any payments made by the Company to the Manager upon the termination of this Agreement shall be made in cash, or, if the Company does not have available funds, in equal monthly cash instalments over one year, or in Remuneration Shares, or in a combination of cash and Remuneration Shares, subject to regulatory approval. All payments required to be made by the Company to the Manager pursuant to Section 7 hereof shall be made in full.

8        RIGHTS AND OBLIGATIONS UPON TERMINATION

8.1 Rights and Obligations. Upon termination of this Agreement, the Manager shall deliver up to SmarTire all documents, papers, plans, materials and other property of or relating to the affairs of the Company and SmarTire, other than the Manager's personal papers in regard to his role in the Company or SmarTire, which may then be in the Manager's possession or under his control.

9        CLOSING

9.1 Closing Date. This Agreement shall be effective as of June 1, 1999.

9.2 Conditions of Closing. The parties hereto agree that it shall be a condition of the execution of this Agreement that prior to or contemporaneously with the execution of this Agreement:

        (a) this Agreement shall be approved by the Board of Directors of SmarTire.

10       NOTICES AND REQUESTS

10.1 Notices and Requests. All notices and requests in connection with this Agreement shall be deemed given as of the day they are received either by messenger, delivery service, or mailed by registered or certified mail with postage prepaid and return receipt requested and addressed as follows:

        (a)    if to the Company:

               SmarTire USA Inc. 6 Otis Park Drive
               Bourne, MA 02532, USA

               with a copy to: SmarTire (address below)

        (b)    If to the Manager:

               Mark Desmarais
               5 Volunteer Road
               East Sandwich, MA 02537
               USA


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        (c)    If to SmarTire:

               SmarTire Systems Inc.
               150 - 13151 Vanier Place
               Richmond, British Columbia
               V6V 2J1

               with a copy to:

               CLARK, WILSON
               Suite 800-885 West Georgia Street
               Vancouver, British Columbia
               V6C 3H1
               Attention: Bernard Pinsky

or to such other address as the party to receive notice or request so designates by written notice to the others.

11       INDEPENDENT PARTIES

11.1 Independent Parties. This Agreement is intended solely as a management services agreement and no partnership, agency, joint venture, distributorship or other form of agreement is intended.

12       AGREEMENT VOLUNTARY AND EQUITABLE

12.1 Agreement Voluntary. The parties acknowledge and declare that in executing this Agreement they are each relying wholly on their own judgement and knowledge and have not been influenced to any extent whatsoever by any representations or statements made by or on behalf of any other party regarding any matters dealt with herein or incidental thereto.

12.2 Agreement Equitable. The parties further acknowledge and declare that they each have carefully considered and understand the provisions contained herein, including, but without limiting the generality of the foregoing, the Manager's rights upon termination and the restrictions on the Manager after termination and agree that the said provisions are mutually fair and equitable, and that they executed this Agreement voluntarily and of their own free will.

13       CONTRACT NON-ASSIGNABLE; INUREMENT

13.1 Contract Non-Assignable. This Agreement and all other rights, benefits and privileges contained herein may not be assigned by the Manager.

13.2 Inurement. The rights, benefits and privileges contained herein, including without limitation the benefits of Sections 2 and 7 hereof, shall inure to the benefit of and be binding upon the respective parties hereto, their heirs, executors, administrators and successors.


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14       ENTIRE AGREEMENT

14.1 Entire Agreement. This Agreement represents the entire Agreement between the parties and supersedes any and all prior agreements and understandings, whether written or oral, among the parties. The Manager acknowledges that he was not induced to enter into this Agreement by any representation, warranty, promise or other statement, except as contained herein.

14.2 Previous Agreements Cancelled. Save and except for the express provisions of this Agreement and the Manager's continuation as a director of SmarTire and the Company, any and all previous agreements, written or oral, between the parties hereto or on their behalf relating to the services of the Manager for the Company or for SmarTire are hereby terminated and cancelled and each of the parties hereby releases and further discharges the others of and from all manner of actions, causes of action, claims and demands whatsoever under or in respect of any such agreements.

15       WAIVER

15.1 Waiver. No consent or waiver, express or implied, by any party to or of any breach or default by another party in the performance by the other of its or his obligations herein shall be deemed or construed to be a consent or waiver to or of any breach or default of the same or any other obligation of such party. Failure on the part of any party to complain of any act or failure to act, or to declare another party in default irrespective of how long such failure continues, shall not constitute a waiver by such party of its or his rights herein or of the right to then or subsequently declare a default.

16       SEVERABILITY

16.1 Severability. If any provision contained herein is determined to be void or unenforceable in whole or in part, it is to that extent deemed omitted. The remaining provisions shall not be affected in any way.

17       AMENDMENT

17.1 Amendment. This Agreement shall not be amended or otherwise modified except by a written notice of even date herewith or subsequent hereto signed by both parties.

18       HEADINGS

18.1 Headings. The headings of the sections and subsections herein are for convenience only and shall not control or affect the meaning or construction of any provisions of this Agreement.

19       GOVERNING LAW

19.1 Governing Law. This Agreement shall be construed under and governed by the laws of the Province of British Columbia and the laws of Canada applicable therein.

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20       EXECUTION

20.1 Execution in Several Counterparts. This Agreement may be executed by facsimile and in several counterparts, each of which shall be deemed to be an original and all of which shall together constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 2nd day of December, 1999.

SMARTIRE USA INC.


Per: /s/ ROBERT RUDMAN
     ------------------------------
        Authorized Signatory


SIGNED by MARK DESMARAIS in the    )
presence of:  H. FAHEY             )
                                   )
                                   )
HELEN FAHEY                        )
-----------------------------------)
Name                               )
                                   )
c/o SmarTire Systems Inc.          )         /s/ MARK DESMARAIS
-----------------------------------)         -----------------------------------
Address                            )         MARK DESMARAIS
                                   )
Richmond, B.C.                     )
-----------------------------------)
                                   )
EXEC. ASSISTANT                    )
-----------------------------------)
Occupation


SMARTIRE SYSTEMS INC.


Per: /s/ KEVIN CARLSON
     ------------------------------
        Authorized Signatory

This is page 9 of Agreement dated above for reference the 1st day of June, 1999.

                                   SCHEDULE "A"

                                MANAGER'S DUTIES

1. To create value for SmarTire's shareholders by leading the development and sales of tire pressure monitoring systems for SmarTire and the Company.

2. The Manager shall be appointed as the President, Chief Executive Officer and as a director on the Board of Directors of the Company, and the Manager shall faithfully, honestly and diligently serve the Company and each of the Company's subsidiaries (if any) in these capacities. The Manager shall also be appointed as the President and Chief Operating Officer of SmarTire and the Manager shall faithfully, honestly and diligently serve SmarTire and each of SmarTire's subsidiaries.

3. The Manager shall be responsible for the management of all operations of SmarTire and its subsidiaries and each of the Company's subsidiaries, if any, and for the supervision and delegation of such duties and responsibilities as the Company deems appropriate to other officers and employees of the Company and its subsidiaries, if any. The Manager shall report to the Chief Executive Officer of SmarTire and shall share with him the responsibility for leading in the strategic management and direction of SmarTire and each of SmarTire's subsidiaries and for the supervision and delegation of such duties and responsibilities as SmarTire deems appropriate to other officers and employees of SmarTire and its subsidiaries.

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                                   SCHEDULE "B"

                            NON-DISCLOSURE PROVISIONS

1.      CONFIDENTIAL INFORMATION AND MATERIALS

        (a) "Confidential Information" shall mean, for the purposes of this Agreement, non-public information which the Company or SmarTire designates as being confidential or which, under the circumstances surrounding disclosure ought reasonably to be treated as confidential. Confidential Information includes, without limitation, information, whether written, oral or communicated by any other means, relating to released or unreleased SmarTire or Company software or hardware products, the marketing or promotion of any product of SmarTire or the Company, SmarTire's or the Company's business policies or practices, and information received from others which SmarTire or the Company is obliged to treat as confidential. Confidential Information disclosed to the Manager by any subsidiary and/or agents of SmarTire is covered by this Agreement.

        (b) Confidential Information shall not include that information defined as Confidential Information hereinabove which the Manager can exclusively establish:

               (i) is or subsequently becomes publicly available without breach of any obligation of confidentiality owed to SmarTire or the Company;

               (ii) became known to the Manager prior to disclosure by SmarTire or the Company to the Manager;

               (iii) became known to the Manager from a source other than SmarTire or the Company other than by the breach of any obligations of confidentiality owed to SmarTire or the Company; or

               (iv)   is independently developed by the Manager.

        (c) Confidential Materials shall include all tangible materials containing Confidential Information, including, without limitation, written or printed documents and computer disks or tapes, whether machine or user readable.


2.      RESTRICTIONS

        (a) The Manager shall not disclose any Confidential Information to third parties for a period of three (3) years following the termination of this Agreement, except as provided herein. However, the Manager may disclose Confidential Information during bona fide execution of the Duties or in accordance with judicial or other governmental order, provided that the Manager shall give reasonable notice to SmarTire and the Company prior to such disclosure and shall comply with any applicable protective order or equivalent.

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        (b)    The Manager shall take reasonable security precautions, at least as great as the precautions he takes to protect his own confidential information, to keep confidential the Confidential Information, as defined hereinabove.

        (c) Confidential Information and Materials may be disclosed, reproduced, summarized or distributed only in pursuance of the business relationship of the Manager with SmarTire and the Company, and only as provided hereunder.

3.       RIGHTS AND REMEDIES

        (a) The Manager shall notify SmarTire immediately upon discovery of any unauthorized use or disclosure of Confidential Information or Materials, or any other breach of this Agreement by the Manager, and shall co-operate with SmarTire in every reasonable manner to aid SmarTire or the Company to regain possession of said Confidential Information or Materials and prevent all such further unauthorized use.

        (b) The Manager shall return all originals, copies, reproductions and summaries of or relating to the Confidential Information at the request of SmarTire or, at the option of SmarTire, certify destruction of the same.

        (c) The parties hereto recognize that a breach by the Manager of any of the provisions contained herein would result in damages to SmarTire and that SmarTire could not be compensated adequately for such damages by monetary award. Accordingly, the Manager agrees that in the event of any such breach, in addition to all other remedies available to SmarTire or the Company at law or in equity, SmarTire and the Company shall be entitled as a matter of right to apply to a court of competent jurisdiction for such relief by way of restraining order, injunction, decree or otherwise, as may be appropriate to ensure compliance with the provisions of this Agreement.

4.      MISCELLANEOUS

        (a) All Confidential Information and Materials are and shall remain the property of the Company and SmarTire. By disclosing information to the Manager, the Company and SmarTire do not grant any express or implied right to the Manager to or under any and all patents, copyrights, trademarks, or trade secret information belonging to SmarTire or the Company.

        (b) All obligations created herein shall survive change or termination of any and all business relationships between the parties for a period of three years after such termination.

        (c) The Company may from time to time request suggestions, feedback or other information from the Manager on Confidential Information or on released or unreleased software belonging to SmarTire or the Company. Any suggestions, feedback or other disclosures made by the Manager are and shall be entirely voluntary on the part of the Manager and shall not create any obligations on the

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part of SmarTire or the Company or a confidential agreement between the Manager and SmarTire or the Company. Instead, SmarTire and the Company shall be free to disclose and use any suggestions, feedback or other information from the Manager as SmarTire or the Company sees fit, entirely without obligation of any kind whatsoever to the Manager.